UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006 (January 27, 2006)

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On January 27, 2006, the Company entered into an agreement with Walter W. Schroeder, president of the Company, under which Mr. Schroeder will continue to serve as president of the Company until July 17, 2007 and to be employed by the Company until January 17, 2008, unless his employment is terminated earlier as provided below. Mr. Schroeder will receive his current salary of $300,000, subject to adjustment if the board of directors determines to increase his salary. Mr. Schroeder has the right to terminate his employment as of October 17, 2006. If such termination is approved by the board of directors of the Company, Mr. Schroeder will receive severance payments of up to one year of his salary and all options held by Mr. Schroeder to purchase common stock of the Company that were scheduled to vest by year-end 2006 and one-half of the options held by Mr. Schroeder to purchase common stock of the Company that were scheduled to vest by June 30, 2008 shall be immediately vested. Such options shall be exercisable until December 31 of the year in which such options otherwise would have terminated or two and a half months after such options otherwise would have terminated (the “Safe Harbor Extension Date”). If such termination of employment is not approved by the board of directors, then thereafter either party may terminate the agreement upon written notice to the other party. If Mr. Schroeder’s employment is terminated by the Company or by Mr. Schroeder for good reason, as defined in the agreement, Mr. Schroeder will receive a severance payment in an amount equal to his salary for the period extending from termination until the earlier of eighteen months after termination or January 17, 2008. In such event, all options held by Mr. Schroeder to purchase common stock of the Company shall be immediately vested and exercisable until the Safe Harbor Extension Date, provided that options whose exercise price is higher than the fair market value of the Company’s common stock as of the date of termination shall be exercisable until the latest of (i) the Safe Harbor Extension Date, (ii) if guidance is issued under Section 409A of the Internal Revenue Code before the Safe Harbor Extension Date permitting the extension of the exercise period of such options, and such extension does not result in a charge to the Company, then the latest date permitted by such guidance (but in no event later than the ten-year anniversary of the grant date of such options), and (iii) if guidance is issued under Section 409A before the Safe Harbor Extension Date providing that the extension of the exercise period of such options does not cause Section 409A to apply to such options, and such extension does not result in a charge to the Company, then the ten-year anniversary of the grant date of such options.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: February 2, 2006	By:	/s/ JOHN A. GLIDDEN
John A. Glidden Vice President Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Agreement between the Company and Walter W. Schroeder dated January 27, 2006